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                                                                   EX-99.(g)(3)

                                  SCHEDULE 1

                            WELLS FARGO FUNDS TRUST
                           WELLS FARGO MASTER TRUST
                          WELLS FARGO VARIABLE TRUST

                      SECURITIES LENDING AGENCY AGREEMENT
                              Participating Funds

Wells Fargo Funds Trust

1.  Asia Pacific Fund

2.  Asset Allocation Fund

3.  Balanced Fund/1/

4.  Capital Growth Fund

5.  C&B Mid Cap Value Fund

6.  Common Stock Fund

7.  Corporate Bond Fund/2/

8.  Discovery Fund

9.  Emerging Markets Equity Fund

10. Endeavor Large Cap Fund/3/

11. Endeavor Select Fund

12. Enterprise Fund

13. Equity Index Fund/4/

14. Government Securities Fund

15. Growth Fund

16. Growth and Income Fund/5/

17. High Income Fund

18. High Yield Bond Fund/6/

19. Income Plus Fund

20. Intermediate Government Income Fund/7/
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/1/  On November 7, 2007, the Board of Trustees approved the merger of the
     Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/3/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/4/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. Effective before the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund.

/6/ On November 7, 2007, the Board of Trustees approved the merger of the High Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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21.International Core Fund

22.International Equity Fund

23.Large Cap Growth Fund

24.Large Company Core Fund/8/

25.Large Company Value Fund

26.Managed Account CoreBuilder Shares Series G

27.Managed Account CoreBuilder Shares Series M

28.Mid Cap Disciplined Fund

29.Mid Cap Growth Fund

30.Opportunity Fund

31.Overseas Fund/9/

32.Short Duration Government Bond Fund

33.Short-Term Bond Fund

34.Short-Term High Yield Bond Fund

35.Small Cap Disciplined Fund

36.Small Cap Growth Fund

37.Small Cap Opportunities Fund

38.Small Cap Value Fund

39.Small/Mid Cap Value Fund

40.Social Awareness Fund/10/

41.Specialized Financial Services Fund

42.Specialized Technology Fund

43.Strategic Income Fund

44.Ultra-Short Duration Bond Fund/11/

45.Ultra Short-Term Income Fund

46.U.S. Value Fund

47.Value Fund/12/

Wells Fargo Master Trust

1. C&B Large Cap Value Portfolio

2. Disciplined Growth Portfolio

3. Disciplined Fixed Income Portfolio

4. Diversified Stock Portfolio

5. Diversified Fixed Income Portfolio

6. Emerging Growth Portfolio

7. Equity Income Portfolio
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/7/  On November 7, 2007, the Board of Trustees approved the merger of the
     Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/8/ On November 7, 2007, the Board of Trustees approved the merger of the Large Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/9/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/10/ On May 7, 2008, the Board of Trustees approved the establishment of the Social Awareness Fund, which is expected to commence operations on or about October 1, 2008.

/11/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the Value Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

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8. Equity Value Portfolio

9. Index Portfolio

10.Inflation-Protected Bond Portfolio

11.International Core Portfolio

12.International Growth Portfolio

13.International Index Portfolio

14.International Value Portfolio

15.Large Cap Appreciation Portfolio

16.Large Company Growth Portfolio

17.Managed Fixed Income Portfolio

18.Small Cap Index Portfolio

19.Small Company Growth Portfolio

20.Small Company Value Portfolio

21.Stable Income Portfolio

22.Strategic Small Cap Value Portfolio

23.Total Return Bond Portfolio

Wells Fargo Variable Trust

1. VT Asset Allocation Fund

2. VT C&B Large Cap Value Fund

3. VT Discovery Fund

4. VT Equity Income Fund

5. VT International Core Fund

6. VT Large Company Core Fund

7. VT Large Company Growth Fund

8. VT Opportunity Fund

9. VT Small Cap Growth Fund

10.VT Small/Mid Cap Value Fund

11.VT Total Return Bond Fund

Schedule 1 most recent annual approval: August 8, 2007

Schedule 1 amended and approved: May 7, 2008